UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2006 ebank Financial Services, Inc.
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)
2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal Executive
Offices) (Zip Code)
(770) 863-9225
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 27, 2006, ebank Financial Services, Inc. (the “Company”), as tenant, entered into the Third Amendment to Lease (the “Amendment”) with Home Depot U.S.A., Inc., as landlord, for the lease of approximately 4,645 rentable square feet of office space for use by the Company’s Internet banking operations and mortgage processing divisions located at 2690 Cumberland Parkway, Suites 200 and 230, Atlanta, Georgia 30339. The Amendment provides for an extension of the lease term from November 1, 2006 through October 31, 2009, with adjustments to base monthly rent each year during the extension term as follows: November 1, 2006 through October 31, 2007 – monthly rent of approximately $6,000; November 1, 2007 through October 31, 2008 – monthly rent of approximately $6,120; and November 1, 2008 through October 31, 2009 – monthly rent of approximately $6,244.
Item 9.01 Financial Statements and Exhibits.
               None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.

Date: March 31, 2006	By:	/s/ James L. Box James L. Box
President and Chief Executive Officer

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